Exhibit 99.1

TURTLE BEACH TO ACQUIRE
LEADING PC GAMING ACCESSORY BUSINESS ROCCAT

- Acquisition Accelerates Turtle Beach’s PC Market Expansion
Through ROCCAT’s Full Portfolio of PC Gaming Accessories -
- Adds New Distribution for Both Brands in North America, Europe and Asia -

San Diego, CA and Hamburg, Germany - March 14, 2019 - Turtle Beach (Nasdaq: HEAR), the global leader in gaming headsets and audio accessories, today announced the entry into an agreement to acquire ROCCAT - a top German PC peripherals company with a history of producing innovative, award-winning gaming mice, keyboards and other accessories.

With ROCCAT’s powerful product lineup added to Turtle Beach’s broad market position and leading headset brand, the acquisition significantly accelerates Turtle Beach’s planned expansion into the $2.9 billion1 market for PC gaming headsets, mice and keyboards. By acquiring ROCCAT, Turtle Beach further strengthens its market position in key PC-centric European territories, including Germany where ROCCAT is already a well-respected leading brand. Additionally, ROCCAT will see the benefits of Turtle Beach’s strong sales and distribution in North America and across Europe, while Turtle Beach will gain distribution into new Asian markets through ROCCAT’s presence in those markets.

Turtle Beach is acquiring ROCCAT for $14.8 million in cash, net of a working capital adjustment, $1 million in cash or stock (company option), plus up to approximately $3.4 million in earnout payments.2 Following the completion of the transaction, which is expected in the second quarter, ROCCAT’s partial year contribution to Turtle Beach’s 2019 net revenue is expected to be approximately $20-$24 million. The Company expects revenues from ROCCAT products to be over $30 million in 2020, and that the acquisition will be accretive to net income and EPS in 2020.

“This is a dynamic and strategically important deal for Turtle Beach,” said Juergen Stark, CEO of Turtle Beach. “We are adding a complementary portfolio of PC gaming mice and keyboards, a skilled PC accessories team, and a highly synergistic distribution footprint.

“The acquisition is also a key step in achieving our goal of building a $100 million PC gaming accessories business in the coming years. ROCCAT accelerates our expansion into the roughly $1.6 billion1 PC gaming headset market, as well as directly enables us to address the roughly $1.3 billion1 PC gaming keyboard and mice market. We believe our combined product portfolio is one of the strongest in the industry, covering gaming headsets for consoles and PC’s, gaming keyboards and mice. Together we will have 48 core product models to pursue the total addressable market of over $4.7 billion in North America, Europe and Asia.”

Stark continued, “We are thrilled to welcome René Korte and the ROCCAT team to the Turtle Beach family, as they are a highly talented group with deep experience in PC accessories and have a similar focus on providing high quality, innovative products to gamers worldwide.”

René Korte, CEO of ROCCAT, added, “We’ve long admired how Turtle Beach’s pioneering headsets have elevated gaming and it is an honor to join forces and bring our great products to more gamers. I have no doubt that combining ROCCAT’s strength in the PC peripherals market with Turtle Beach’s 45 years of experience, impressive technology, console dominance, and strong brand will bring even more victories to gamers around the world.”

ROCCAT has been ranked as one of the top 10 best-selling gaming peripheral brands in Europe, and per recent Newzoo consumer survey data3, is one of the top four brands for awareness, purchase consideration, and preference for gaming keyboards and mice in the German PC gaming peripheral market.

ROCCAT recently launched its new Vulcan Mechanical Gaming Keyboard and latest Kone AIMO RGBA Smart Customization Gaming Mouse to high editorial and fan praise. The original Kone mouse has been acclaimed as one of the most ergonomic gaming mouse shapes on the market and was the first mouse to incorporate RGB lighting into its design. The new Kone AIMO mouse was the best-selling PC gaming mouse in Germany in the fourth quarter of 2018.

The Vulcan keyboard introduced ROCCAT’s proprietary Titan mechanical switch and has become one of the top three best-selling gaming keyboards in Germany, as well as a best-selling product in its price tier. The Vulcan’s design was also recognized by winning the 2019 iF Design Award for its product category.

Turtle Beach is the global leader in gaming headsets and audio accessories, having held over 40% share of the console gaming headset market for the past nine consecutive years. In 2018, Turtle Beach extended its reach beyond the console space, launching a new lineup of Atlas PC headsets that drew high praise from leading PC writers and gamers alike.

For the latest information on ROCCAT’s lineup of PC gaming accessories, visit https://en.roccat.org/.

Wedbush Securities acted as exclusive financial advisor and Morgan Lewis acted as legal advisor to Turtle Beach on the transaction. CatCap GmbH acted as the exclusive financial advisor and Lutz Abel acted as legal advisor to ROCCAT.

About Turtle Beach Corporation
Turtle Beach (www.turtlebeach.com) has been transforming console multiplayer gaming since the very beginning with its wide selection of industry-leading, award-winning gaming headsets. Whether you’re a professional esports athlete, hardcore gamer, casual player, or just starting out, Turtle Beach has the gaming headset to help you truly master your skills. Innovative and advanced technology, amazing high-quality gaming audio, clear communication, lightweight and comfortable designs, and ease-of-use are just a few features that have made Turtle Beach a fan-favorite brand for gamers the world over. Made for Xbox, PlayStation®, and Nintendo consoles as well as for PC, Mac®, and mobile/tablet devices, having a Turtle Beach gaming headset in your arsenal gives you the competitive advantage. The Company's shares are traded on the Nasdaq Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements
This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current belief, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to the Company’s liquidity, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the implementation of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, changes in the fair value of our outstanding warrants and other factors discussed in our public filings, including the risk factors included in  the Company’s most recent Quarterly Report on Form 10-Q and the Company’s other periodic reports. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

All trademarks are the property of their respective owners.
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For Press Information, Contact:
Eric Nielsen	Keith Hennessey
Step 3 PR	UK/EU Communications Sr. Manager
On behalf of Turtle Beach	Turtle Beach
202.276.5357	+44 (0) 1254 51725
eric@step-3.com	keith.hennessey@turtlebeach.com

Jessica Albiston	For Investor Information, Contact:
Global PR Contact	Cody Slach or Sean McGowan
ROCCAT GmbH	Liolios Investor Relations
+49 (0)40 30 99 495 239	On behalf of Turtle Beach
jessica.albiston@roccat.org	HEAR@liolios.com

1 NewZoo 2019 Peripheral Market Estimates
2 Dollar amounts are approximations converted at 1.13 given that the deal is in Euros. Net working capital adjustment is a current estimate which could change. Dollar value of earnouts (worth up to €3M) will reflect exchange rate at the time of payment.
3©Newzoo 2019 Peripheral Brand Tracker